UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 1, 2017

ASHFORD INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 1, 2017, the Board of Directors (the “Board”) of Ashford Inc. (the “Company”) approved certain changes to the compensation of the Company’s directors, upon the recommendation prepared by Gressle & McGinley, a compensation consulting firm. The recommendation was based on a comparative analysis of the compensation paid to other boards of asset management companies and hospitality REITs, the general level of activity that requires board action and guidelines published by Institutional Shareholder Services.
Following deliberation and discussion, and consideration of the information provided by Gressle & McGinley, the Board approved the following, effective August 1, 2017:

•	an annual retainer of $75,000 in cash;

•	an annual retainer of $75,000 in the Company’s common stock;

•	an annual cash retainer for the Lead Director of $25,000;

•	an annual cash retainer for the Chairman of the Audit Committee of $10,000;

•	an annual cash retainer for the Chairman of the Compensation Committee of $10,000;

•	an annual cash retainer for the Chairman of the Nominating and Corporate Governance Committee of $5,000;

•	an annual cash retainer for the members of the Audit Committee of $2,500; and

•	an annual cash retainer for the members of the Compensation Committee of $2,500.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 4, 2017

ASHFORD INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel